BOARD RESOLUTION

                              Citizens Trust Bank
                                Atlanta, Georgia

          WHEREAS, The Federal Reserve Bank commercial examination dated October 31, 1994, revealed that the bank's overall condition had improved to allow for the termination of the February 27, 1990

          Memorandum of Understanding, but has recommended certain actions designed to further strengthen the financial condition of the Bank, and

          WHEREAS, it is believed that a continued, structured program of informal corrective action focusing on the bank's remaining problems should be adopted by the Board of Directors of Citizens Trust Bank, and

          WHEREAS, it is believed that a structured program of informal corrective action focusing on the bank's problems in its electronic data processing area should be adopted by the Board of Directors of Citizens Trust Bank, and

          WHEREAS, the Bank through its management agrees that it will act in good faith to comply with these Resolutions and make an effort to follow the actions recommended by the Federal Reserve

          Bank of Atlanta and the Department of Banking and Finance of the State of Georgia (the Supervisory Authorities) for the benefit of the Bank, as set forth in the commercial examination report dated October 31, 1994, and the EDP examination report dated January 4, 1995.

          NOW THEREFORE, the Board hereby adopts the following Resolution (unless otherwise specified, all time requirements contained in the Resolution shall start with its effective date):

          1 .   DIVIDENDS.

                The Bank shall not declare or pay any dividends without the prior written approval of the Supervisory Authorities.


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          2.   ASSET QUALITY.

               Within 60 days of this Resolution, the Bank shall submit to the Supervisory Authorities its written plan to further reduce asset classifications and otherwise improve asset quality to satisfactory levels. The plan shall establish target classification reduction levels and deadlines by which management will achieve these goals. Classifications will include those assets adversely classified in the October 31, 1994 examination report and subsequent examination reports issued by the Supervisory Authorities in addition to the bank's internal loan reviewprogram. The plan shall also address management's continuingefforts at identifying and reporting portfolio risks, the accuracy of internal risk ratings, continued adherence to the Bank's loan policy, and the continued maintenance of an adequate loan loss reserve. The plan will also provide quarterly reporting by management to the Bank's board of directors of the current progress towards the classification reduction goal and an overall assessment of the lending area.

          3.  CAPITAL ADEQUACY.

              a. Within 60 days of this Resolution, the Bank shall develop and submit to the Supervisory Authorities a written plan designed to maintain an adequate capital position. The plan shall, at a minimum, address and consider: (1) the Bank's current and future capital requirements including the maintenance of an adequate risk-based capital ratio and tier I leverage ratio in conformity with the requirements of the Capital Adequacy Guidelines for State Member Banks: Risk-Based Measure and Tier I Leverage Measure (Appendices A and B of Regulation H of the Board of Governors, 12 C.F.R. Part 208, App. A and App. B); (2) the volume of the Bank's adversely classified assets; (3) the growth in the Bank's assets and its relationship to the Bank's capital ratios; (4)the Bank's anticipated level of retained earnings; (5) the source and timing of additional funds to fulfill future capital and loan loss reserve requirements set forth in this Resolution; and (6) the debt service requirements of the parent holding company;

              b. Not withstanding the provisions of paragraph 3.a hereof, in the event that the Bank's primary capital ratio falls below
          7.53 percent, (that being the Bank's capital level before the Southern Federal branch acquisition in 1994) the Bank, shall within 5 days of such event, notify the Supervisory Authorities about the capital deficiency and shall submit a written statement detailing the steps that will be taken by the Bank to increase its primary capital ratio to no less than 7.53 percent within 60 days.


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          4.   BUDGET AND STRATEGIC PLAN.

               For the remainder of 1995, the Bank shall continue to operate under the budget and earnings forecast in the 1995 Strategic Plan (dated November 23, 1994) submitted to the Supervisory Authorities under the February 27, 1990 Memorandum of Understanding. A 12-month budget for each calendar year after 1995 shall be submitted to the Supervisory Authorities at least one (1) month before the beginning of such calendar year. The budget and earnings plan shall include a quarterly review process to monitor and document income and expense variances of 10 percent from budget expectations.

          5. MANAGEMENT REVIEW AND SUCCESSION. Within 60 days of this Resolution, the Bank's board of directors shall conduct a review of the Bank's middle management and branch administration. The Bank shall forward to the Supervisory Authorities the written findings and conclusions of the review along with a written description of any management or operational changes that may be proposed as a result of the review. The review shall include an assessment of the duties performed by each officer, the ability of that officer to perform competently his or her assigned duties, including the need for the officer to receive additional training. The primary purpose of this review shall be to aid in developing a management structure and support staff that is adequately staffed with qualified and trained personnel to provide for management succession.

          6.   INTERNAL AUDIT FUNCTION.

          Within 45 days of this Resolution, the board of directors' audit committee, which shall include only outside directors, shall conduct and complete a review of the adequacy of the Bank's internal audit function and shall forward to the Supervisory Authorities written findings and conclusions of its review along with written descriptions of any changes that may be proposed as a result of the review. The review shall focus on the coverage, frequency, and scope of internal audits and shall take into consideration the comments concerning the audit function cited in the October 31, 1994 examination report, including, but not limited to, the following steps:

           a. Develop a formal written annual audit plan and adhere to this schedule;
           b. Improve workpaper documentation of audit findings and recommendations;
           c. Implement follow-up procedures to ensure that corrective

           d. Increase the scope of the audit function to include the Bank's compliance with all applicable laws and regulations, with a particular emphasis on the Bank Secrecy Act;

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               The review shall also consider the adequacy and frequency
          of internal audit reports and the board of directors' review of these reports. The primary purpose of the review is to ensure that the Bank has an effective internal audit function, that the deficiencies revealed and reported by the audit process are addressed in promptly, and that the board of directors of the Bank receives and regularly reviews the reports generated by the internal audit staff.

          7.   BANK SECRECY ACT COMPLIANCE.
               The Bank shall not, directly or indirectly, engage in any violation of the Currency and Foreign Transaction Reporting Act (31 U.S.C. 5311 et seq.) and the accompanying regulations issued thereunder by the United States Department of the Treasury (31 C.F.R.103.11 et seq.)(collectively referred to as the Bank Secrecy Act (the "BSA")). To ensure that the Bank shall not violate any of the provisions of the BSA, the Bank shall:

               a. Provide and document training to all appropriate personnel at the Bank, including but not limited to, tellers, customer service representatives, lending officers, private and personal banking officers, and to all other customer contact personnel. This training shall include all aspects of regulatory and internal policies and procedures related to the BSA. The training shall be provided regularly to ensure that all personnel are provided with the most current and up-to-date information;

                b. Provide for an internal review process in the Bank to ensure that the Bank is complying with the BSA, that appropriate personnel possess the requisite knowledge necessary to comply with the BSA, that all procedures are in writing, and that these procedures are complete and accurate, and that the results of the internal review are reported to senior management of the Bank;

          8.    EDP AUDIT.

                Within 90 days of the date of this Resolution, the Bank shall correct the weaknesses within the EDP audit function as noted in the January 4, 1995 EDP examination report by expanding the scope of its EDP audit function to consider the following:
          on going risk assessment, the timely scheduling and completion of audits reports, and the implementation of corrective action to address previously cited deficiencies. Towards this goal, the Bank will implement the following:
                a.  Submit to the Supervisory Authorities completed written internal audit reports for the general controls review and the data security audit; and

                b. Submit to the Supervisory Authorities target dates by which the following EDP audits will be completed during 1995: (1) electronic networks and telecommunications; (2) wiretransfers;(3)operating systems;(4)proof input /research/ adjustments, and (5)the bookkeeping and ACH areas.



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          9.    DATA SECURITY.

                Within 90 days of the date of this Resolution, the Bank shall take all necessary steps consistent with sound banking practices to eliminate or correct all criticisms relating to data security in the January 4, 1995 EDP examination report. These corrective actions shall include the following:

                a. A reorganization of the duties of the Data Security Officer (DSO) to allow for the adequate separation of duties, independence, and functional back-up of this position to promote compliance with established data security policies and procedures.

                b. The development and implementation of written policies and procedures to further strengthen data security in the Bank by:
                    (1)  Defining the role and responsibilities of the DSO;
                    (2) Establishing procedures to monitor the DSO's activities on the Bank's information and data processing systems;
                    (3) Establishing procedures to grant, restrict, and remove access to the Bank's information and data processing systems;
                    (4) Establishing procedures to monitor user activity on the Bank's systems including the usage of data altering utility programs;
                    (5) Defining a method to ensure compliance with established data security policies and procedures.
                The plans and procedures required by paragraph 10 shall be submitted to the Supervisory Authorities for review within the allotted time frame.

                10.    OUARTERLY COMPLIANCE REPORTS.

                       Within 30 days of each calendar quarter (March 31, June 30, September 30, and December 31) following the date of this Resolution, the Bank shall furnish to the Supervisory Authorities written progress reports detailing the form and manner of all actions taken to ensure compliance with this Resolution and the results thereof. The board of directors shall review each quarterly progress report required by this paragraph.

          The quarterly compliance report shall detail the means by which the bank is complying with each provision of the Resolution and shall be cross-referenced with the specific provision number. Such reports may be discontinued when corrections required by this Resolution have been accomplished, and the Supervisory Authorities have released the Bank in writing from making further reports.

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          The effective date of this Board Resolution is March 15. 1995.

          The undersigned directors of Citizens Trust Bank, Atlanta, Georgia acknowledge receipt, and agree to the terms of this
          Resolution     this     15th      day     of     March      1995.





          /s/William G. Anderson                     /s/Johnnie L. Clark
           William G. Anderson                       Johnnie L. Clark

          /s/William L. Gibbs                     /s/James V. Paschal
          William L. Gibbs                          James V. Paschal

          /s/ H. Jerome Russell                   /s/ Herman J. Russell
          H. Jerome Russell                       Herman J. Russell

          /s/ R.K. Sehgal                         /s/ Juanita Sellers Stone
          Raghibir K. Sehgal                      Juanita Sellers Stone


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